                                                                   EXHIBIT 21.01

                      CALIFORNIA COASTAL COMMUNITIES, INC.

                             WORLDWIDE SUBSIDIARIES

                                              Percentage       State/Country of
                                               Ownership       Incorporation
                                               ---------       -------------
Hengro Fifteen Inc.                                  100       Delaware
Henley Disc Media, Inc.                              100       Delaware
Henley Facilities, Inc.                              100       Delaware
New Henley Holdings Inc.                             100       Delaware
      Air Correction International, Inc.             100       Delaware
      GCC Patents Holding Company Inc.               100       Delaware
      Hengro Fourteen Inc.                           100       Delaware
      Hengro Ten Inc.                                100       Delaware
      Hengro Thirteen Inc.                           100       Delaware
      Henley Deltec Holdings Inc.                    100       Delaware
         Henley Deltec Corporation                   100       Delaware
      Henley Investments, Inc. Two                   100       Delaware
      IRE Corporation                                100       Indiana
      LJC Investments, Inc.                          100       Delaware
      Moore International Inc.                        80       Delaware
      Newco A.C. Corporation                         100       Delaware
      Procon International Inc.                      100       Delaware
         Procon Incorporated                         100       Delaware
              Procofrance, S.A.                      100       France
              Procon (Great Britain) Limited         100       United Kingdom
      Pullman Environmental Services Inc.            100       Delaware
      Pullman Passenger Car Company Inc.             100       Delaware
      Pullman Swindell Ltd.                          100       United Kingdom
      Trailmobile International Ltd.                 100       Delaware
         Pullman Trailmobile de Mexico S.A. de C.V.  100       Mexico
      Trailmobile Leasing Corp.                      100       Delaware
      W.O.L. Corporation                             100       Delaware
      W. W. C. Corporation                           100       Delaware
      Wheelabrator Export Corporation                100       Delaware
Signal Landmark Holdings Inc.                        100       Delaware
      Signal Landmark                                100       California
         Calumet Real Estate Inc.                    100       Delaware
         Newport Realty Corp.                        100       California
         Signal Hawaii, Inc.                         100       Hawaii
         Signal Puako Corporation                    100       Hawaii
         Hearthside Residential Corp.                100       Delaware





                             WORLDWIDE SUBSIDIARIES
                                   (continued)


Henley/KNO Holding Inc.                              100       Delaware
Hearthside Holdings, Inc.                            100       Delaware
      Hearthside Homes, Inc.                         100       California
         AV Partnership                               49       California
         AV Partners Corp.                            49       California
KREG Holdings Inc.                                   100       Delaware
NC Holding Company                                   100       Delaware
      Wentworth By The Sea, Inc.                    * 50       Delaware
Newco A. D. Corporation                              100       South Carolina
Twenty Newco Inc.                                    100       Delaware
Wentworth Holdings Inc.                              100       Delaware
      Wentworth By The Sea, Inc.                    * 50       Delaware
WESI Maryland Inc.                                   100       Delaware
WT/HRC Corporation                                   100       Illinois
      Heat Research Corporation                      100       Delaware


(*) Together NC Holding Company and Wentworth Holdings Inc. own 100% of Wentworth By The Sea, Inc.